SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement [ ] Confidential, for use of the Commission only
[ ]	Definitive Information Statement

HYB Holding Corp.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing Party:

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4)       Date Filed:

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HYB HOLDING CORP.

90 Broad Street - 16th Floor

New York, NY 10004

INFORMATION STATEMENT

To the Holders of Our Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of HYB Holding Corp. have given their written consent to a resolution adopted by the Board of Directors of HYB Holding Corp. to amend the articles of incorporation of HYB Holding Corp. so as to change the name of the corporation to Healthtech Solutions, Inc. We anticipate that this Information Statement will be mailed on December 7, 2020 to shareholders of record. On or after December 28, 2020, the amendment to the Articles of Incorporation will be filed with the Utah Secretary of State and become effective.

Utah corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, HYB Holding Corp. will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to HYB Holding Corp.’s Articles of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

December 7, 2020	David Rubin, Chief Executive Officer

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on November 23, 2020 (the “Record Date”). At that date, there were two classes of voting stock of HYB Holding Corp. outstanding:

•	9,701,269 shares of common stock, each of which entitles the holder thereof to one vote.

•	156,837 shares of Series A Preferred Stock, each of which entitles the holder thereof to two thousand (2,000) votes.

The following table sets forth the number of shares of each class of voting stock owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of voting stock, as well as the ownership of such shares by each member of the HYB Holding Corp. Board of Directors and the shares beneficially owned by its officers and directors as a group.

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	Common Stock		Series A Preferred
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class	Total Voting Power
David Rubin(2)	1,422,397	14.7%	34,504	22.0%	21.8%
Manuel Iglesias(3)	129,309	1.3%	3,137	2.0%	2.0%
Denis Kleinfeld(4)	646,544	6.7%	15,684	10.0%	9.9%
All officers and directors as a group (4 persons)	2,198,250	22.7%	53,325	34.0%	33.7%
Richard F. Parker & Charlotte B. Parker Revocable Living Trust(5)	1,212,270	12.5%	29,407	18.8%	18.6%
Carlos Trueba(6)	646,544	6.7%	15,684	10.0%	9.9%
Manuel A. Iglesias(7)	521,276	5.4%	12,645	8.1%	8.0%
Carlos A. Iglesias(8)	521,276	5.4%	12,645	8.1%	8.0%
The Jaclene Kleinfeld Trust (9)	518,528	5.3%	12,578	8.0%	7.9%
Exeter Life LLC	711,199	7.3%	17,252	11.0%	10.9%

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(1)	Ownership is of record and beneficial unless otherwise noted.

(2)

Shares attributed to Mr. Rubin are owned by either Storm Funding, LLC, of which Mr. Rubin is manager and sole owner, eProdigy Financial LLC, of which Mr. Rubin is CEO and sole owner, David and Anna Rubin Family Trust, of which Mr. Rubin's spouse is a beneficiary, or Exeter Life LLC, of which Mr. Rubin's spouse and minor children are the beneficiaries.

(3)	Shares attributed to Mr. M.E. Iglesias are owned by Manuel E. Iglesias Trust, of which Mr. Iglesias is beneficiary.

(4)	Shares attributed to Mr. Kleinfeld are owned by either DYBIM LLC, of which Mr. Kleinfeld is Manager, or DAK 2017 Trust Declaration, the trustee of which is Apple Tree Lane, LLC, of which Mr. Kleinfeld is sole Manager.

(5)	Richard F. Parker has voting and dispositional control over shares owned by the Trust.

(6)	Shares attributed to Mr. Trueba are owned by either CAI Family Trust or MAI Trust. Mr. Trueba is trustee of both trusts.

(7)	Includes 258,618 common shares and 6,273 Series A Preferred Shares owned by Conestoga Revocable Trust Declaration, of which Mr. M.A. Iglesias is trustee.

(8)	Includes 258,618 common shares and 6,273 Series A Preferred Shares owned by Millersville Revocable Trust Declaration, of which Mr. C.A. Iglesias is trustee.

(9)	Jaclene Kleinfeld is trustee of The Jaclene Kleinfeld Trust.

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AMENDMENT OF THE ARTICLES OF INCORPORATION

TO CHANGE THE CORPORATE NAME

On November 23, 2020, the HYB Holding Corp. Board of Directors approved an amendment to HYB Holding Corp.’s Articles of Incorporation to change the name of the corporation to "Healthtech Solutions, Inc." On that same date, the holders of a majority of the voting power of the outstanding voting stock gave their written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

The Board of Directors and the majority shareholders have approved the adoption of a new corporate name to better reflect the nature of the corporation's business. On November 13, 2020, HYB Holding Corp. acquired all of the capital stock of Medi-Scan, Inc. Medi-Scan, Inc. is engaged in developing software that will convert 2D ultrasound images into 3D images with enhanced clarity. When used in conjunction with a portable ultrasound machine, the Medi-Scan software will enable emergency room physicians and other at-the-scene medical personnel (such as sports trainers) to observe internal trauma promptly and clearly, significantly increasing their diagnostic capabilities. Medi-Scan, Inc. recently filed a provisional patent application with the U.S. Patent and Trademark Office for a System Method, Apparatus, and Computer Program Product for Ultrasonic Clinical Decision Support.

Medi-Scan's continuing research and development of its imaging software, and the resulting marketing program, will be the exclusive business activity of HYB Holding Corp. for the immediate future. The Board of Directors and the majority shareholders determined, therefore, that the corporate name should be changed to one that indicates the corporation's involvement in the medical device industry. Their choice is "Healthtech Solutions, Inc."

No Dissenters Rights

Under Utah law, shareholders are not entitled to dissenters’ rights with respect to the amendment of the Articles of Incorporation to change the corporate name.

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